Exhibit 21.1

Assurant, Inc. Subsidiaries as of December 31, 2019

Subsidiary Name	Jurisdiction of Organization	D/B/A (if applicable)
ABI International	Cayman Islands
ABIG Holding de Espana, S.L.	Spain
AIM 155 Steele Street LLC	Delaware
AIM Acquisitions LLC	Delaware
AIM Lakeview LLC	Delaware
AIM Madison Apartments LLC	Delaware
AIM Montford Park LLC	Delaware
AIM Palm Harbor Apartments LLC	Delaware
AIM Real Estate Co-Investment Fund, L.P.	Delaware
AIM Real Estate Co-Investment Fund II LP	Delaware
AIM Real Estate GP, LLC	Delaware
AIM Stonecreek-Parkside LLC	Delaware
AIM Sunset Park Industrial LLC	Delaware
AIM Tapestry LLC	Delaware
AIM Torrance Office, LLC	Delaware
AIM Vinings LLC	Delaware
AIM West 12th Street LLC	Delaware
ALOC Holdings ULC	Canada
American Bankers General Agency, Inc.	Texas
American Bankers Insurance Company of Florida	Florida

American Bankers Insurance Group, Inc.	Florida
American Bankers Life Assurance Company of Florida	Florida	Assurant Solutions Satellite Learning Center
American Bankers Management Company, Inc.	Florida
American Memorial Life Insurance Company	South Dakota	Assurant Preneed
American Security Insurance Company	Delaware
Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina
Assurant Automotive Warranty Solutions (India) Limited	India
Assurant BARC Reinsurance Limited	Turks & Caicos
Assurant Captive Insurance Company	Georgia
Assurant Chile Compañia de Seguros Generales S.A.	Chile
Assurant CLO Management Holdings GP, LLC	Delaware
Assurant CLO Management Holdings, LP	Delaware
Assurant CLO Management, LLC	Delaware
Assurant Co., Ltd.	United Kingdom
Assurant Colombia Compania de Servicios S.A.S.	Colombia
Assurant Commercial Mortgage Depositor, LLC	Delaware
Assurant Consulting Company, Limited	China
Assurant Danos Mexico S.A.	Mexico
Assurant Deutschland GmbH	Germany
Assurant Device Care Limited	United Kingdom
Assurant Device Services, Inc.	Delaware
Assurant Direct Limited	United Kingdom

Assurant Direta Corretora de Seguros Ltda.	Brazil
Assurant Europe Insurance N.V.	Netherlands
Assurant Europe Life Insurance N.V.	Netherlands
Assurant Europe Services B.V.	Netherlands
Assurant France	France
Assurant General Insurance Limited	United Kingdom
Assurant Group Limited	United Kingdom
Assurant Holding Mexico, S. de R.L. de C.V.	Mexico
Assurant Holdings France SAS	France
Assurant IA Holding Corp.	Delaware
Assurant Insurance Agency, Inc.	Minnesota
Assurant Intermediary Limited	United Kingdom
Assurant International Division Limited	Malta
Assurant Investment Management LLC	Delaware
Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy
Assurant Japan KK	Japan
Assurant Life Limited	United Kingdom
Assurant Life of Canada	Canada
Assurant New Ventures, Incorporated	Florida
Assurant Payment Services, Inc.	Florida
Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos
Assurant, S.A. de C.V.	Mexico

Assurant Seguradora S.A.	Brazil
Assurant Service Protection, Inc.	Oklahoma
Assurant Services Argentina, S.A.	Argentina
Assurant Services Australia Pty Limited	Australia
Assurant Services Canada Inc.	Canada
Assurant Services de Chile, SpA	Chile
Assurant Services del Peru SAC	Peru
Assurant Services Hong Kong Limited	Hong Kong
Assurant Services Italia s.r.l.	Italy
Assurant Services Japan GK	Japan
Assurant Services Korea Limited	South Korea
Assurant Services of Puerto Rico, Inc.	Puerto Rico
Assurant Servicios Corporativos, S.A. de C.V.	Mexico
Assurant Servicios de Mexico, S.A. de C.V.	Mexico
Assurant Servicos Ltda.	Brazil
Assurant Solutions Assistance B.V.	Netherlands
Assurant Solutions Comercio e Servicos de Equipamentos Electronicos Ltda.	Brazil
Assurant Solutions Holding Puerto Rico, Inc.	Puerto Rico
Assurant Solutions Spain, S.A.	Spain
Assurant Vida Mexico S.A.	Mexico
Assurant Warranty Solutions (India) Private Limited	India
Automotive Insurance Purchasing Group, Inc.	Texas

Automotive Warranty Services of Florida, Inc.	Florida
Automotive Warranty Services, Inc.	Delaware	Alabama Warranty Services, Inc., West Virginia Warranty Services, Inc.
AWS Warranty Service Quebec, Inc.	Canada
AWS Warranty Services Canada, Inc.	Canada
Broadtech, LLC	Texas
Caribbean American Life Assurance Company	Puerto Rico
Caribbean American Property Insurance Company	Puerto Rico
Coast to Coast Dealer Services Inc.	New York
Combined Insurance Company de Argentina S.A. Compania de Seguros	Argentina
Consumer Assist Network Association, Inc.	Delaware
Consumer Program Administrators, Inc.	Illinois	Consumer Program Administrators, Consumer Warranty Program Administrators, The Administrators of Consumer Programs, Inc.
Cooperatieve Assurant Netherlands U.A.	Netherlands
CPR Training & Repair Systems, Inc.	Delaware
CWI Distribution	France
CWI Group	France
CWork Solutions, LP	Pennsylvania
Dealer Performance, Inc.	Texas	Dealer Performance of Michigan Inc.
Digital Services (UK) Limited	United Kingdom
Family Considerations, Inc.	Georgia
FamilySide, Inc.	Canada
Federal Warranty Service Corporation	Illinois	Assurant Extended Protection

FFG Corporation	Delaware
First Extended Service Corporation	Texas	First Extended Insurance Services, First Extended Services Corporation
First Extended Service Corporation of Florida	Florida
First Extended, Inc.	Delaware
Florida Office Corp.	Delaware
GP Legacy Place, Inc.	Delaware
I.Q. Data International, Inc.	Washington	Assurant Recovery Solutions
Insureco Agency & Insurance Services, Inc.	California	Suredeposit
Insureco Incorporated	California
Interfinancial Inc.	Georgia	Interfinancial Group, IFI, Inc.
John Alden Life Insurance Company	Wisconsin
Lifestyle Services Group Limited	United Kingdom
London General Insurance Company Limited	United Kingdom
London General Life Company Limited	United Kingdom
MMI-CPR, LLC	Delaware
Mobile Defense, Inc.	Delaware
MSDiversified Corporation	Mississippi
National Insurance Agency Inc.	Florida
National Product Care Company	Illinois	Texas National Product Care Company, Inc., National Product Warranty Care Company
National Underwriting Agencies Pty Ltd.	Australia
North American Warranty, Inc.	Illinois	North American Warranty, Inc., a Corporation of Illinois, North American Warranty of Illinois, Inc.
Olivar	South Korea

Product Care, Inc.	Illinois	Product Care, Inc. DBA Texas Product Care, Inc.
Protection Holding Cayman	Cayman Islands
RDG Resource Dealer Group (Canada) Inc.	Canada
Reliable Lloyds Insurance Company	Texas
Resource Acquisition Corporation	Delaware
Resource Automotive, Inc.	Illinois
Resource Dealer Group, Inc.	Illinois	Resource Dealer Group Insurance Services, Resource Dealer Group Insurance Services, Inc., Resource Dealer Group of Illinois
Resource Training, Inc.	Illinois	Resource Training Group, Inc.
Service Optimization Solutions, Inc.	Florida
Service Protection, Inc.	Illinois
Service Saver, Incorporated	Florida
ServicePlan of Florida, Inc.	Florida
ServicePlan, Inc.	Illinois	Serviceplan Of St. Louis, Inc., Warranty Serviceplan
Shipsurance Insurance Services, Inc.	California
Signal GP LLC	Delaware
Signal Holdings LLC	Pennsylvania
Signal Northwest LLC	Delaware
Solutions Cayman	Cayman Islands
Solutions Holdings	Cayman Islands
SOS CPR LLC	Delaware
STAMS Limited	United Kingdom
Standard Guaranty Insurance Company	Delaware

Sureway, Inc.	Delaware
TeleCom Re, Inc.	Florida
The Signal	Pennsylvania
The Warranty Group (Thailand) Limited	Thailand
The Warranty Group Asia-Pacific Holdings Pte. Ltd.	Singapore
The Warranty Group Australasia Pty Ltd.	Australia
The Warranty Group Colombia S.A.	Colombia
The Warranty Group de Mexico S.A. de C.V.	Mexico
The Warranty Group Korea, Inc.	South Korea
The Warranty Group Operadora de Servicios S.A. de C.V.	Mexico
The Warranty Group Peru SAC	Peru
The Warranty Group Services (Isle of Man)	Isle of Man
The Warranty Group Singapore Pte. Ltd.	Singapore
The Warranty Group, B.V.	Netherlands
The Warranty Group, Inc.	Delaware	TWG Warranty Services, Inc., of Argentina, TWG Warranty Services, Inc., Sucursal Chile, TWG Warranty Services Inc. Sucursal Uruguary
TrackSure Insurance Agency, Inc.	California
TS Holdings, Inc.	Delaware
TWG Automotive Services Consulting (Shanghai) Co., Ltd.	China
TWG Brasil Participacôes Ltda.	Brazil
TWG Europe Limited	United Kingdom
TWG Holdings Limited	Bermuda
TWG Holdings, Inc.	Delaware

TWG Home Warranty Services, Inc.	Delaware	Aon Home Warranty Services, Inc.
TWG Innovative Solutions, Inc.	Missouri
TWG Japan KK	Japan
TWG Re, Ltd.	Cayman Islands
TWG Repair Services (Shanghai) Co., Ltd.	China
TWG Securities, Inc.	Delaware
TWG Services Limited	United Kingdom
TWG Warranty Group (Barbados), Inc.	Barbados
TWG Warranty Group Latam, Inc.	Barbados
TWG Warranty Group, Inc.	Illinois
TWG Warranty Services Chile SpA	Chile
TWG Warranty Services, Inc.	Illinois
TWG Warranty Servicos do Brasil Ltda.	Brazil
Union Security Insurance Company	Kansas
Union Security Life Insurance Company of New York	New York
United Service Protection Corporation	Delaware	Assurant Vehicle Protection Services
United Service Protection, Inc.	Florida
Virginia Surety Companhia de Seguros do Brasil	Brazil
Virginia Surety Compania de Seguros	Argentina
Virginia Surety Company, Inc.	Illinois
Virginia Surety Seguros de Mexico S.A. de C.V.	Mexico
Voyager Group, Inc.	Florida

Voyager Indemnity Insurance Company	Georgia
Voyager Service Warranties, Inc.	Florida
Wolverine Acquisitions, Inc.	Delaware
Wolverine InterCo., Inc.	Delaware